                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.


Date: March 21, 2007                    /s/ William C. Ulland
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                                        William C. Ulland
                                        Chairman, Chief Executive Officer
                                        and President


Date: March 21, 2007                    /s/ Jon Gerlach
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                                        Jon Gerlach
                                        Chief Financial Officer
                                        and Vice President of Finance